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Exhibit 23.1

CONSENT OF GORDON, HUGHES & BANKS, LLP
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-3 of Vitacube Systems Holdings, Inc. and to the incorporation by reference therein of our report dated January 27, 2005, except as to the last four paragraphs of Note 11 which date is March 2, 2005, with respect to the consolidated financial statements of Vitacube Systems Holdings, Inc. as of December 31, 2004 and for the year then ended.

/s/ Gordon, Hughes & Banks, LLP Gordon, Hughes & Banks, LLP

Greenwood Village, Colorado
May 11, 2005

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  Exhibit 23.1
CONSENT OF GORDON, HUGHES & BANKS, LLP INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM